                                                                     Exhibit 2.3

                    ----------------------------------------





                               PURCHASE AGREEMENT



                                      among



                            COLE NATIONAL CORPORATION



                                       and



                            COLE NATIONAL GROUP, INC.




                          Dated as of 15 November, 1996



                    ----------------------------------------

                                TABLE OF CONTENTS
                                -----------------


                                                                        PAGE
                                                                        ----

ARTICLE I. DEFINITIONS...................................................  2
         Section 1.1  Specific Definitions...............................  2
         Section 1.2  Other Terms........................................  3
         Section 1.3  Other Definitional Provisions......................  3

ARTICLE II. PURCHASE AND SALE OF THE SHARES..............................  4
         Section 2.1  Purchase and Sale of the Shares....................  4
         Section 2.2  Closing; Delivery and Payment......................  4
         Section 2.3  Retention of Certain Rights and
                      Obligations Under the Pillsbury
                      Purchase Agreement.................................  4
         Section 2.4  Assumption of Certain Rights and
                      Obligations Under the Pillsbury
                      Purchase Agreement.................................  5

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER....................  5
         Section 3.1  Organization and Authority of Seller...............  5
         Section 3.2  Capital Stock of Pearle and PSC....................  6
         Section 3.3  No Other Representations or Warranties.............  6

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER......................  6
         Section 4.1  Organization and Authority of Buyer................  6
         Section 4.2  Securities Act.....................................  7
         Section 4.3  No Other Representations or Warranties.............  7

ARTICLE V. CONDITIONS TO CLOSING.........................................  7

ARTICLE VI. TERMINATION..................................................  8

ARTICLE VII. MISCELLANEOUS...............................................  8
         Section 7.1  Amendment and Modification; Waiver.................  8
         Section 7.2  Assignment.........................................  9
         Section 7.3  Entire Agreement...................................  9
         Section 7.4  Parties in Interest; No Third Party Beneficiaries..  9
         Section 7.5  Counterparts.......................................  9
         Section 7.6  Section Headings................................... 10
         Section 7.7  Notices............................................ 10
         Section 7.8  Severability....................................... 11
         Section 7.9  Cooperation........................................ 11
         Section 7.10 Expenses........................................... 11





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                               PURCHASE AGREEMENT


                  This Purchase Agreement (this "Agreement") is made as of the 15th day of November, 1996 by and between Cole National Corporation, a Delaware Corporation ("Seller") and Cole National Group, Inc., a Delaware corporation ("Buyer").

                              W I T N E S S E T H:


                  WHEREAS, Seller is purchasing (i) all of the issued and outstanding shares (the "PSC Shares") of capital stock of Pearle Service Corporation, a Delaware corporation ("PSC") and (ii) all of the issued and outstanding shares (the "Pearle Shares", and together with the PSC Shares, the "Shares") of capital stock of Pearle, Inc., a Delaware corporation ("Pearle") pursuant to that certain Stock Purchase Agreement among The Pillsbury Company ("Pillsbury"), Pearle and Seller dated as of September 24, 1996 (the "Pillsbury Purchase Agreement");

                  WHEREAS, Seller is causing the sale of all of the issued and outstanding shares of Pearle Holdings B.V., a company organized under the laws of the Netherlands and a wholly owned indirect subsidiary of Pearle, along with certain assets, pursuant to that certain Purchase Agreement among Seller and HAL Investments B.V. dated as of September 24, 1996 (the "BV Purchase Agreement");

                  WHEREAS, Seller desires to sell and transfer to Buyer, and Buyer desires to purchase from Seller, (a) the Shares and (b) all of the Seller's rights and obligations of Seller under the Pillsbury Purchase Agreement except for (i) those rights and





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obligations that are necessary for the Seller to fulfill its obligations under the BV Purchase Agreement, (ii) Seller's right to receive payment under Section 5.2(a) of the Pillsbury Purchase Agreement (iii) Seller's right to receive payment under Section 4 of the Side Agreement (the "Side Agreement") dated September 24, 1996 by and among Seller and Pillsbury and (iv) the right to receive the consideration to be paid to Seller pursuant to the BV Purchase Agreement (collectively (i), (ii), (iii) and (iv) above hereinafter referred to as the "Excluded Rights" and (a) and (b) above hereinafter referred to as the "Agreement Rights"); and

                  WHEREAS, the transactions contemplated by this Agreement (the "Transfer") are to be consummated immediately following the consummation of the Pillsbury Purchase Agreement and the BV Purchase Agreement.

                  NOW THEREFORE, in consideration of the premises, representations, warranties and agreements contained herein, the parties agree as follows:
                                   ARTICLE I.

                                   DEFINITIONS
                                   -----------

                  Section 1.1 SPECIFIC DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth or as referenced below:

                  "AGREEMENT" means this Agreement.

                  "AGREEMENT RIGHTS" has the meaning set forth in the Preamble.

                  "BUYER" has the meaning set forth in the Preamble.

                  "CLOSING" has the meaning set forth in Section 2.2(a).




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                  "CLOSING DATE" has the meaning set forth in Section 2.2(a).

                  "EXCLUDED RIGHTS" has the meaning set forth in the preamble.

                  "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

                  "PILLSBURY" has the meaning set forth in the Preamble.

                  "PURCHASE PRICE" has the meaning set forth in Section 2.1.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SELLER" has the meaning set forth in the Preamble.

                  "SHARES" has the meaning set forth in the Preamble.

                  Section 1.2 OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, have such meaning indicated throughout this Agreement. Capitalized terms used and not defined herein have the meanings ascribed to such terms in the Pillsbury Purchase Agreement.

                  Section 1.3 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.




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                                   ARTICLE II.

                         PURCHASE AND SALE OF THE SHARES
                         -------------------------------

                  Section 2.1 PURCHASE AND SALE OF THE SHARES. Upon the terms and subject to the conditions set forth herein, Buyer shall purchase from Seller and Seller shall sell to Buyer the Shares for an aggregate purchase price of One Hundred Fifty-Four Million Dollars ($154,000,000) (the "Purchase Price")

                  Section 2.2 CLOSING; DELIVERY AND PAYMENT.

                  (a) The closing (the "Closing") shall take place immediately following the closing of the Pillsbury Purchase Agreement, the BV Purchase Agreement and the transfer to Seller of the proceeds of the BV Purchase Agreement. The date on which the closing occurs is called the "Closing Date," and the Closing shall be deemed effective at 11:59:30 P.M. (local time) on the Closing Date.

                  (b) On the Closing Date, (i) Seller shall cause the Shares to be transferred to Buyer pursuant to a Stock Power, (ii) shall execute any and all documents and to do such other acts as are necessary to assign the Agreement Rights to Buyer, and (iii) Buyer shall pay to Seller the Purchase Price in immediately available funds to an account to be designated by Seller or through a credit in the intercompany account between Seller and Buyer.

                  Section 2.3 RETENTION OF CERTAIN RIGHTS AND OBLIGATIONS UNDER THE PILLSBURY PURCHASE AGREEMENT. Notwithstanding anything contained in this Agreement to the




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contrary, the Seller will retain and will not transfer to Buyer the Excluded
Rights.

                  Section 2.4 ASSUMPTION OF CERTAIN RIGHTS AND OBLIGATIONS UNDER THE PILLSBURY PURCHASE AGREEMENT. The Buyer will assume and Seller shall assign those rights and obligations under the Pillsbury Purchase Agreement that not are Excluded Rights.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

                  Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows:

                  Section 3.1 ORGANIZATION AND AUTHORITY OF SELLER. Seller has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and no other proceedings on the part of Seller, are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby.




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                  Section 3.2 CAPITAL STOCK OF PEARLE AND PSC. As of the
Closing, Seller will have good and valid title to the Shares and, upon consummation of the transactions contemplated in this Agreement, will have transferred such title to the Shares to Buyer pursuant to the terms of this Agreement.

                  Section 3.3 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article 3, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller.

                                   ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

                  Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows:

                  Section 4.1 ORGANIZATION AND AUTHORITY OF BUYER. Buyer is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to




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general equity principles, and no other proceedings on the part of Buyer are necessary to authorize this Agreement and the consummation of transactions contemplated hereby.

                  Section 4.2 SECURITIES ACT. Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Buyer acknowledges that the Shares are not registered under the Securities Act or any applicable state securities law, and that such Shares may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

                  Section 4.3 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article IV, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.

                                   ARTICLE V.

                              CONDITIONS TO CLOSING
                              ---------------------

                  The obligations of the parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by both parties on or prior to the Closing Date of the following conditions:

                    (a) The closing of the Pillsbury Purchase Agreement must
               have occurred;




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                    (b) The closing of the BV Purchase Agreement must have
               occurred; and

                    (c) No court or governmental authority of competent
               jurisdiction has enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or non-appealable judgment, decree, injunction or other order that is in effect on the Closing Date and prohibits the consummation of the Closing.

                                   ARTICLE VI.

                                   TERMINATION
                                   -----------

                  This Agreement will terminate automatically upon the termination of the Pillsbury Purchase Agreement and otherwise may be terminated at any time prior to the Closing only by agreement of Buyer and Seller.

                                  ARTICLE VII.

                                  MISCELLANEOUS
                                  -------------

                  Section 7.1 AMENDMENT AND MODIFICATION; WAIVER. This Agreement may only be amended or modified in writing, signed by Seller and Buyer, at any time prior to the Closing with respect to any of the terms contained herein. At any time prior to the Closing either Seller or Buyer may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained




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herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid if set forth in an instrument in writing signed by the party granting such extension or waiver.

                  Section 7.2 ASSIGNMENT. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

                  Section 7.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

                  Section 7.4 PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. This Agreement inures to the benefit of and will be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Seller, or their successors or respective permitted assigns, any rights or remedies under or by reason of this Agreement.

                  Section 7.5 COUNTERPARTS. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which will be deemed to be an original by the parties executing such counterpart, but all of which will be considered one and the same instrument.




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                  Section 7.6 SECTION HEADINGS. The section and paragraph
headings and table of contents contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

                  Section 7.7 NOTICES. All notices hereunder will be deemed given if in writing and delivered personally or sent by telecopy, telex or telegram or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as may be specified by like notice):

                  (a)      if to Seller, to:

                                    Cole National Corporation
                                    5915 Landerbrook Drive
                                    Mayfield Heights, Ohio  44124
                                            Attention:  Treasurer
                                    Fax:  216-461-3489

                           With a copy to:

                                    Jones, Day, Reavis & Pogue
                                    North Point
                                    401 Lakeside Avenue
                                    Cleveland, Ohio  44114
                                    United States
                                           Attention: David P. Porter
                                    Fax: 216-579-0212

                  (b)      if to Buyer, to:

                                    Cole National Group, Inc.
                                    5915 Landerbrook Drive
                                    Mayfield Heights, Ohio  44124
                                            Attention:  Treasurer
                                    Fax:  216-461-3489

                           With a copy to:

                                    Jones, Day, Reavis & Pogue
                                    North Point
                                    401 Lakeside Avenue
                                    Cleveland, Ohio  44114
                                    United States
                                            Attention: David P. Porter




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                                    Fax:  216-579-0212

Any notice given by mail or telegram will be effective when received. Any notice given by telex will be effective when the appropriate telex or telecopy answer back is received.

                  Section 7.8 SEVERABILITY. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  Section 7.9 COOPERATION. Buyer and Seller shall cooperate and use their respective reasonable best efforts to (i) enforce the other party's rights under the Pillsbury Purchase Agreement and (ii) fulfill the other party's obligations under the Pillsbury Purchase Agreement.

                  Section 7.10 EXPENSES. Buyer shall be responsible for the payment of all expenses in connection with the transactions contemplated by this Agreement.




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                  IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

                                    COLE NATIONAL CORPORATION



                                    By /s/Joseph Gaglioti
                                      ----------------------------
                                    Name: Joseph Gaglioti
                                    Title:  Vice President and
                                            Treasurer


                                    COLE NATIONAL GROUP, INC.



                                    By /s/Joseph Gaglioti
                                      ----------------------------
                                    Name: Joseph Gaglioti
                                    Title:  Vice President and
                                            Treasurer







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